                                                                     EXHIBIT 4.1

                         SECURITIES PURCHASE AGREEMENT

     Securities Purchase Agreement dated as of August 4, 2000 (this "Agreement") by and between Inforetech Wireless Technology Inc., a Nevada corporation, with principal executive offices located at Suite 214, 5500 - 152/nd/ Street, Surrey, British Columbia, Canada V3S 8E7 (the "Company"), and The Shaar Fund Ltd. ("Buyer").

     WHEREAS, Buyer desires to purchase from the Company, and the Company desires to issue and sell to Buyer, upon the terms and subject to the conditions of this Agreement, the (i) 8% Convertible Debenture of the Company in the aggregate principal amount of $1,000,000 (U.S.), in the form attached hereto as Exhibit A (the "Debenture"), and (ii) Common Stock Purchase Warrant in the form
---------
attached hereto as Exhibit B (the "Warrant") to purchase up to 100,000 shares of
                   ---------
the Company's Class A Common Equity Voting Stock, par value $0.001 per share ("Common Stock");

     WHEREAS, upon the terms and subject to the conditions set forth in the Debenture, the Debenture is convertible into shares of Common Stock; and

     WHEREAS, the Warrant, upon the terms and subject to the conditions specified in the Warrant, will be exercisable for a period of five (5) years;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

I.        PURCHASE AND SALE OF DEBENTURE AND WARRANT

A.        Transaction.   Buyer hereby agrees to purchase from the Company, and
the Company has offered and hereby agrees to issue and sell to Buyer in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Debenture and the Warrant.

B. Purchase Price; Form of Payment. The purchase price for the Debenture and the Warrant to be purchased by Buyer hereunder shall be $1,000,000 (U.S.) (the "Purchase Price"). Simultaneously with the execution of this Agreement, Buyer shall pay the Purchase Price by wire transfer of immediately available funds to the escrow agent (the "Escrow Agent") identified in those certain Escrow Instructions of even date herewith, a copy of which is attached hereto as Exhibit C (the "Escrow Instructions"). Simultaneously with the execution of
---------
this Agreement, the Company shall deliver the Debenture (which shall have been duly authorized, issued and executed I/N/O Buyer or, if the Company otherwise has been notified, I/N/O Buyer's nominee) and the Warrant to the Escrow Agent or its designated depository. By executing and delivering this Agreement, Buyer and the Company each hereby agree to observe the terms and conditions of the Escrow Instructions, all of which are incorporated herein by reference as if fully set forth herein.

C. Method of Payment. Payment into escrow of the Purchase Price shall be made as set forth in the Escrow Instructions.

II.       BUYER'S REPRESENTATIONS AND WARRANTIES

     Buyer represents and warrants to and covenants and agrees with the Company as follows:

A. Buyer is purchasing the Debenture, the Warrant, the Common Stock issuable upon exercise of the Warrant (the "Warrant Shares"), the Common Stock, if any, issuable in payment of interest on the Debenture (the "Interest Shares"), and the Common Stock issuable upon conversion or redemption of the Debenture (the "Conversion Shares" and, collectively with the Debenture, the Warrant, the Warrant Shares and the Interest Shares, the "Securities") for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

B. Buyer is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities and (iv) able to afford the loss of its investment in the Securities.

C. Buyer understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Buyer's compliance with, Buyer's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyer to purchase the Securities;

D. Buyer understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the "Commission") or any state securities commission.

E. This Agreement has been duly and validly authorized, executed and delivered. by Buyer and is a valid and binding agreement of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

F. Neither Buyer nor its affiliates nor any person acting on its or their behalf (i) has the intention of entering into, or will enter into, any put option, short position or other similar instrument or position with respect to the Common Stock while the Debenture is outstanding and (ii) will use at any time shares of Common Stock acquired pursuant to this Agreement, the Debenture or the Warrant to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

III.        THE COMPANY'S REPRESENTATIONS

     The Company represents and warrants to Buyer that:
A.        Capitalization.

     1. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 10,989,522 shares are issued and outstanding as of the date hereof and (ii) 10,000,000 shares of Class B Special Voting Non-Equity Common Stock, par value $0.001 per share, of which 7,002,030 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the Company has outstanding options to purchase 2,305,000 shares of Common Stock, warrants to purchase 1,946,500 shares of Common Stock and other securities or agreements entitling the holders thereof to purchase or convert into 7,752,283 shares of Common Stock. The exercise, conversion or subscription price and expiry date for each such outstanding option, warrant and other security or agreement is accurately set forth on Schedule III.A.1.
                                          -----------------

     2. The Conversion Shares, the Interest Shares and the Warrant Shares have been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company upon conversion of, or in lieu of cash dividends on, the Debenture and on exercise of the Warrant will be duly and validly issued, fully paid and nonassessable and will not subject the holder thereof to personal liability by reason of being such holder.

     3.        Except as disclosed on Schedule III.A.3., there are no
                                      -----------------
     preemptive, subscription, "call," right of first refusal or other similar rights to acquire any capital stock of the Company or any of its Subsidiaries (as such term is hereinafter defined) or other voting securities of the Company that have been issued or granted to any person and no other obligations of the Company or any of its Subsidiaries to issue, grant, extend or enter into any security, option, warrant, "call," right, commitment, agreement, arrangement or undertaking with respect to any of their respective capital stock.

     4.        Schedule III.A.4. lists all the subsidiaries of the Company (the
               -----------------
     "Subsidiaries"). Except as disclosed on Schedule III.A.4., the Company does
                                             -----------------
     not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.

     5. The Company has delivered to Buyer complete and correct copies of the Articles of Incorporation and the By-Laws of each of the Company and the Subsidiaries, in each case as amended to the date of this Agreement. Except as set forth on Schedule III.A.5., the Company has delivered to
                            -----------------
     Buyer true and complete copies of all minutes of the Board of Directors of the Company (the "Board of Directors") since January 1, 1999.

B.        Organization; Reporting Company Status.

     1. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

     2. The Company has registered the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Common Stock is traded on the OTC Bulletin Board service of the National Association of Securities Dealers, Inc. ("OTCBB") and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such trading.

C. Authorization. The Company (i) has duly and validly authorized and reserved for issuance 16,007,218 shares of Common Stock, which is a number sufficient for the conversion of and the payment of interest (in lieu of cash payments) on the Debenture and the exercise of the Warrant in full and (ii) at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion of the Debenture, the payment of interest (in lieu of cash payments) on the Debenture and the exercise of the Warrant in full. The Company understands and acknowledges the potentially dilutive effect on the Common Stock of the issuance of the Conversion Shares, the Interest Shares and the Warrant Shares upon the conversion of, and payment of interest on, the Debenture and the exercise of the Warrant, respectively. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Debenture and Warrant Shares upon exercise of the Warrant in accordance with this Agreement, the Debenture and the Warrant is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. (S) 101 et seq. (the "Bankruptcy
                                                 -- ---
Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. (S)362 in respect of the conversion of the Debenture and the exercise of the Warrant. The Company agrees, without cost or expense to Buyer, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. (S) 362. Schedule III.C. sets forth (i) all issuances and sales
                          ----------------
by the Company since December 31, 1999 of its capital stock and other securities convertible into or exercisable or exchangeable for capital stock of the Company, (ii) the amount of such securities sold, including the amount of any underlying shares of capital stock, (iii) the purchaser(s) thereof, (iv) the amount(s) paid therefor and (v) the material terms of all outstanding capital stock of the Company (other than the Common Stock).

D. Authority; Validity and Enforceability. The Company has the requisite corporate power and authority to enter into the Documents (as such term is hereinafter defined) and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Buyer of the Securities). The execution, delivery and performance by the Company of the Documents and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Debenture and the Warrant and the issuance and reservation for issuance of the Conversion Shares, the Interest Shares and the Warrant Shares) have been duly and validly authorized by all necessary corporate action on the part of the Company. Each of the Documents has been duly and validly executed and delivered by the Company and each Document constitutes a valid and binding obligation of the

Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. For purposes of this Agreement, the term "Documents" means
(i) this Agreement; (ii) the Registration Rights Agreement dated as of even date herewith between the Company and Buyer, a copy of which is annexed hereto as Exhibit D (the "Registration Rights Agreement"); (iii) the Debenture; (iv) the
---------
Warrant; and (v) the Escrow Instructions.

E. Validity of Issuance of the Securities. The Debenture and the Warrant as of the Closing Date (as such term is hereinafter defined), and the Conversion Shares, the Interest Shares and the Warrant Shares upon their issuance in accordance with the Debenture and the Warrant, respectively, will be validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights.

F. Non-contravention. The execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby do not, and compliance with the provisions of this Agreement and other Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (as such term is hereinafter defined) upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to (i) the Articles of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, in each case as amended to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) any Law (as such term is hereinafter defined) applicable to, or any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its Subsidiaries or any of their respective properties or assets.

G. Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Debenture or the Warrant (or the Conversion Shares, the Interest Shares or Warrant Shares) to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof.

H. Commission Filings. The Company has properly and timely filed with the Commission all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act and the Exchange Act since becoming subject to such Acts (the "Commission Filings"). As of their respective dates, (i) the Commission Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings and (ii) none of the Commission Filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of unaudited statements permitted by Form 10-Q under the Exchange
Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

I. Absence of Certain Changes. Since the Balance Sheet Date (as such term is hereinafter defined), there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company and the Subsidiaries, there has not existed any condition having or reasonably likely to have a Material Adverse Effect, and the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course.

J. Full Disclosure. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to Buyer that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to performing its obligations pursuant to the Documents.

K. Absence of Litigation. There are (i) no suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (ii) no complaints, lawsuits, charges or other proceedings pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable law governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship and
(iii) no judgments, decrees, injunctions or orders of any court or other governmental entity or arbitrator outstanding against the Company or any Subsidiary.

L. Absence of Events of Default. No "Event of Default" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

M. Financial Statements; No Undisclosed Liabilities. The Company has delivered to Buyer true and complete copies of the (i) audited balance sheet of the Company and the Subsidiaries as at December 31, 1999, 1998, and 1997, respectively, and the related audited statements of income, changes in stockholders' equity and cash flows for the three fiscal years ended December 31, 1999 including the related notes and schedules thereto and (ii) unaudited balance sheets of the Company and the Subsidiaries and the statements of income, changes in stockholders' equity and cash flows as at the end of and for each fiscal quarter ended since December 31, 1999 including the related notes and schedules thereto, all certified by the chief financial officer of the Company (collectively, the "Financial Statements"), and all management letters, if any, from the Company's independent auditors relating to the dates and periods covered by the Financial Statements. Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject, in the case of the interim Financial Statements, to normal year end adjustments and the absence of footnotes) and fairly presents the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of the Company as at December 31, 1999, is hereinafter referred to as the "Balance Sheet" and December 31, 1999 is hereinafter referred to as the "Balance Sheet Date". The Company has no indebtedness, obligations or liabilities of any kind (whether acquired, absolute, contingent or otherwise, and whether due or to become due), which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

N. Compliance with Laws; Permits. Each of the Company and its Subsidiaries is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively, "Laws") applicable to it or to the conduct of its business. The Company possesses all material permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business.

O.        Related Party Transactions.  Except as set forth on Schedule III.O.,
                                                              ---------------
neither the Company nor any of its officers, directors or "Affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) nor any family member of any officer, director or Affiliate of the Company has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company or any of the Subsidiaries. Except as set forth on Schedule III.O., neither the
                                                    ---------------
Company nor any of its officers, directors or Affiliates nor any family member of any officer, director or Affiliate of the Company (i) owns any direct or indirect interest constituting more than a one percent (1%) equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is
(x) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any Subsidiary, (y) engaged in a business related to the business of the Company or any Subsidiary or (z) a participant in any transaction to which the Company or any Subsidiary is a party or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company or any Subsidiary.

P. Insurance. Each of the Company and the Subsidiaries maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate and consistent with industry standards and the Company's historical claims experience. None of the Company or the Subsidiaries has received notice from, and none of them has knowledge of any threat by, any insurer (that has issued any insurance policy to the Company or any Subsidiary) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

Q. Securities Law Matters. Assuming the accuracy of the representations and warranties of Buyer set forth in Article II, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold any security similar to the Debenture or the Warrant, or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock or any such other securities) within the one-year period next preceding the date hereof, except as disclosed on Schedule III.Q., and the Company shall not
                               ---------------
directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of any security similar to the Debenture or the Warrant, shares of Common Stock) which will make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Buyer of the Debenture and the Warrant (and the Conversion Shares, the Interest Shares and the Warrant Shares) as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Debenture and the Warrant (and the Conversion Shares, the Interest Shares and the Warrant Shares) as contemplated by this Agreement or any other agreement to which the Company is a party.

R.        Environmental Matters.

        With respect to environmental matters:

     1. The Company, the Subsidiaries and their respective operations are in compliance with all applicable Environmental Laws (as such term is hereinafter defined) and all permits (including terms, conditions and limitations therein) issued pursuant to Environmental Laws or otherwise;

     2. Each of the Company and the Subsidiaries has all permits, licenses, waivers, exceptions, and exemptions required under all applicable Environmental Laws necessary to operate its business;

     3. None of the Company or the Subsidiaries is the subject of any outstanding written order of or agreement with any governmental authority or person respecting (i) Environmental Laws or permits, (ii) Remedial Action (as such term is hereinafter defined) or (iii) any Release (as such term is hereinafter defined) or threatened Release of Hazardous Materials (as such term is hereinafter defined);

     4. None of the Company or the Subsidiaries has received any written communication alleging that it may be in violation of any Environmental Law or any permit issued pursuant to any Environmental Law, or may have any liability under any Environmental Law;

     5. None of the Company or the Subsidiaries has any liability, contingent or otherwise, in connection with any presence, treatment, storage, disposal or Release of any Hazardous Materials whether on property owned or operated by the Company or any Subsidiary or property of third parties, and none of the Company or the Subsidiaries has transported, or arranged for transportation of, any Hazardous Materials for treatment or disposal on any property;

     6. There are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company or any Subsidiary pending or threatened which could lead to the imposition of any case or liability pursuant to any Environmental Law;

     7. There is not located at any of the properties owned or operated by the Company or any Subsidiary any (A) underground storage tanks, (B) asbestos-containing material or (C) equipment containing polychlorinated biphenyls;

     8. Each of the Company and the Subsidiaries has provided to Buyer all environmentally related assessments, audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties or activities of the Company and such Subsidiaries;

     9. There are no liens arising under or pursuant to any Environmental Law on any real property owned, operated, or leased by the Company or any Subsidiary, and no action of any governmental authority has been taken or, to the knowledge of the Company, is in process of being taken which could subject any of such properties to such liens, and none of the Company or the Subsidiaries has been or is expected to be required to place any notice or restriction relating to the presence of Hazardous Material at any real property owned, operated, or leased by it in any deed to such property;

     10. Neither the Company nor any of the Subsidiaries owns, operates, or leases any hazardous waste generation, treatment, storage, or disposal facility, as such terms are used pursuant to RCRA (as such term is hereinafter defined) and related or analogous state, local or foreign law. None of the properties owned, operated or leased by the Company, any of the Subsidiaries or any predecessor thereof are now, or were in the past, used in any part as a dump, landfill, or disposal site, and neither the Company, any of the Subsidiaries nor any predecessor of any of them has filled any wetlands;

     11. The purchase that is the subject of this Agreement will not require any governmental approvals under Environmental Laws, including those that are triggered by sales or transfers of businesses or real property, including, as examples and without limitation, the New Jersey Industrial Site Recovery Act, N.J. Stat. 13:1K-7 et seq., and the
                                                      -- ----
     Connecticut Transfer of Establishments Act, Conn. Gen. Stat. (S) 22a-134 et
                                                                              --
     seq.;
     ----

     12. There is no currently existing requirement or requirement to be imposed in the future by any Environmental Law or Environmental Permit which could result in the incurrence of a cost that could be reasonably expected to have a Material Adverse Effect and

     13. Each of the Company and each of the Subsidiaries has disclosed to Buyer all other acts or conditions that could result in any costs or liabilities under Environmental Laws.

          For purposes of this Section III.R.:

          "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, or common law as now or hereafter in effect in any way relating to the protection of human health, safety or welfare, or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act ("RCRA"), the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Occupational Safety and Health Act, and the regulations promulgated pursuant to any of them;

          "Hazardous Material" means any substance that is listed, classified or regulated pursuant to any Environmental Law, including petroleum, gasoline, and any other petroleum product, by-product, fraction or derivative, asbestos or asbestos-containing material, lead-containing paint, water or plumbing, polychlorinated biphenyls, radioactive materials and radon;

          "Release" means any placement, release, spill, filtration, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration, or leaching to, through, or under the indoor or outdoor environment, or into, through, under, or out of any property and

          "Remedial Action" means any action to (x) clean up, remove, remediate, treat or in any other way address any Hazardous Material; (y) prevent or contain the Release of any Hazardous Material or (z) perform studies and investigations or post-remedial monitoring and care in relation to clause (x) or (y) above.

S. Labor Matters. Neither the Company nor any of the Subsidiaries is party to any labor or collective bargaining agreement, and there are no labor or collective bargaining agreements which pertain to any employees of the Company or any Subsidiary. No employees of the Company or any of the Subsidiaries are represented by any labor organization and none of such employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company or any Subsidiary pending or to the Company's knowledge, threatened by any labor organization or group of employees of the Company or any of the Subsidiaries. There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of the Subsidiaries.

T. ERISA Matters. All Plans (as such term is hereinafter defined) maintained by the Company or any of its Subsidiaries and ERISA Affiliates (as such term is hereinafter defined) are listed in Schedule III.T. and copies of
                                                ---------------
all documentation relating to such Plans (including, but not limited to, copies of written Plans, written descriptions of oral Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications and IRS (as such term is hereinafter defined) determination letters) have been delivered to or made available for review by the Buyer. Each Plan has at all times been maintained and administered in all material respects in accordance with its terms and the requirements of applicable law, including ERISA (as such term is hereinafter defined) and the Code (as such term is hereinafter defined), and each Plan intended to qualify under Section 401 (a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such Plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code. The Company and each of its Subsidiaries and ERISA Affiliates are in compliance in all material respects with all provisions of ERISA applicable to it. No Reportable Event (as such term is hereinafter defined) has occurred, been waived or exists as to which the Company or any of its Subsidiaries and ERISA Affiliates was required to file a report with the PBGC, and the present value of all liabilities under each Pension Plan (as such term is hereinafter defined) (based on those assumptions used to fund such Pension Plans) listed in Schedule III.T. did not, as of the most recent annual
                         ---------------
valuation date applicable thereto, exceed the value of the assets of such Pension Plan. None of the Company, its Subsidiaries and ERISA Affiliates has incurred, or reasonably expects to incur, any Withdrawal Liability (as such term is hereinafter defined) with respect to any Multi-employer Plan (as such term is hereinafter defined) that could result in a Material Adverse Effect. None of the Company, its Subsidiaries and ERISA Affiliates has received any notification that any Multi-employer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multi-employer Plan is reasonably expected to be in reorganization or termination where such reorganization or termination has resulted or could reasonably be expected to result in increases to the contributions required to be made to such Multi-employer Plan or otherwise. No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company or any of its Subsidiaries under Title IV of ERISA to any party with respect to any Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate. Neither the Company nor any of its Subsidiaries and ERISA Affiliates has incurred any liability for any tax imposed under Sections 4971 through 4980B of the Code or civil liability under Section 502(i) or (l) of ERISA. No suit, action or other litigation or any other claim which could reasonably be expected to result in a material liability or expense to the Company or any of its Subsidiaries or ERISA Affiliates (excluding claims for benefits incurred in the ordinary course of plan activities) has been brought or, to the knowledge of the Company, threatened against or with respect to any Plan and there are no facts or circumstances known to the Company or any of its Subsidiaries or ERISA Affiliates that could reasonably be expected to give rise to any such suit, action or other litigation. All contributions to Plans that were required to be made under such Plans have been made, and all benefits accrued under any unfunded Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, all of which accruals under unfunded Plans are as disclosed in Schedule III.T., and the Company, its Subsidiaries and ERISA
             ---------------
Affiliates have each performed all material obligations required to be performed under all Plans. The execution, delivery and performance of this Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issue and sale by the Company, and the purchase by the Buyer, of the Debenture, the Conversion Shares, the Warrant, the Warrant Shares and Interest Shares) will not involve any "prohibited transaction" within the meaning of ERISA or the Code with respect to any Plan.

          As used in this Agreement:

          "Code" means the Internal Revenue Code of 1986, as amended.

          "ERISA" means the Employee Retirement Income Security Act of 1974, or any successor statute, together with the regulations thereunder, as the same may be amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that was, is or hereafter may become, a member of a group of which the Company is a member and which is treated as a single employer under section 414 of the Code.

          "Multi-employer Plan" means a multi-employer plan as defined in
Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "Pension Plan" means any pension plan (other than a Multi-employer
Plan) subject to the provision of Title IV of ERISA or Section 412 of the Code that is maintained for employees of the Company or any of its Subsidiaries, or any ERISA Affiliate.

          "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA, including any Pension Plan.

          "Reportable Event" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan.

          "Withdrawal Liability" means liability to a Multi-employer Plan as a result of a complete or partial withdrawal from such Multi-employer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

U.        Tax Matters.

1. The Company has filed all material Tax Returns (as such term is hereinafter defined) which it is required to file under applicable Laws; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable Laws; the Company has paid all Taxes (as such term is hereinafter defined) due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since the Balance Sheet Date, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

2. No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxation by such jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law or (B) has not agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its Subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

3.        The Company has not made an election under Section 341(f) of the Code.
The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor,
(C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments and is not a party to any agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

     As used in this Agreement:

     "IRS" means the United States Internal Revenue Service.

          "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

V.        Property.  Except as set forth on Schedule III.V., each of the Company
                                            ---------------
and the Subsidiaries has good and marketable title to all of its assets and properties material to the conduct of its business, free and clear of any liens, pledges, security interests, claims, encumbrances or other restrictions of any kind (collectively, "Liens"). With respect to any assets or properties it leases, each of the Company and its Subsidiaries holds a valid and subsisting leasehold interest therein, free and clear of any Liens, is in compliance, in all material respects, within the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease. All of the assets and properties of the Company and its Subsidiaries that are material to the conduct of business as presently conducted or as proposed to be conducted by it are in good operating condition and repair. The inventory of each of the Company and its Subsidiaries is in good and marketable condition, does not include any material quantity of items which are obsolete, damaged or slow moving, and is salable (or may be leased) in the normal course of business as currently conducted by it.

W. Intellectual Property. The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted including, but not limited to, those described on Schedule III.W. Except as set
                                                  ---------------
forth on Schedule III.W., the Company has all right, title and interest in all
         ---------------
of the Intangibles, free and clear of any and all Liens. The Company is not infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed on Schedule III.W., (i) no claims have
                                            ---------------
been asserted by any individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person") contesting the validity, enforceability, use or ownership of any Intangibles, and the Company has no knowledge of any basis for such claim and (ii) neither the Company nor the Subsidiaries has any knowledge of infringement or misappropriation of the Intangibles by any third party.

X. Contracts. All contracts, agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understandings, written or oral (collectively, "Contracts") which are material to the business and operations of the Company and the Subsidiaries are in full force and effect and constitute legal, valid and binding obligations of the Company and the Subsidiaries and, to the best knowledge of the Company, the other parties thereto; the Company and the Subsidiaries and, to the best knowledge of the Company, each other party thereto, have performed in all material respects all obligations required to be performed by them under the Contracts, and no material violation or default exists in respect thereof, nor any event that with notice or lapse of time, or both, would constitute a default thereof, on the part of the Company and the Subsidiaries or, to the best knowledge of the Company, any other party thereto; none of the Contracts is currently being renegotiated; and the validity, effectiveness and continuation of all Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

Y.        Registration Rights.  Except as set forth on Schedule III.Y., no
                                                       ---------------
Person has, and as of the Closing (as such term is hereinafter defined), no Person shall have, any demand, "piggy-back" or other rights to cause the Company to file any registration statement under the Securities Act relating to any of its securities or to participate in any such registration statement.

Z. Interest. The timely payment of interest on the Debenture is not prohibited by the Articles of Incorporation or By-Laws of the Company, in each case as amended to the date of this Agreement, or any agreement, Contract, document or other undertaking to which the Company or any of the Subsidiaries is a party.

AA.       Investment Company Act.  Neither the Company nor any of the
Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is the Company nor any of the Subsidiaries directly or indirectly controlled by or acting on behalf of any Person which is an "investment company" within the meaning of the Investment Company Act.

BB.       Business Plan.  Any business information of the Company previously submitted to Buyer in any form, including the projections contained therein, was prepared by the senior management of the Company in good faith and is based on assumptions that the Company believes are reasonable. The Company is not aware of any fact or condition that could reasonably be expected to result in the Company not achieving the results described in such business plan.

CC.       Year 2000 Compliance.  The Company has reviewed its products, business and operations that could be adversely affected by the risk that computer applications used by the Company and the Subsidiaries may be unable to recognize, and properly perform date-sensitive functions involving, dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Company believes its internal information and business systems will be able to perform properly date-sensitive functions for all dates before and after January 1, 2000. In addition, the Company has surveyed those vendors, suppliers and other third parties (collectively, the "Outside Parties") with which the Company or any of the Subsidiaries do business and whose failure to adequately address the Year 2000 Problem could reasonably be expected to adversely affect the business and operations of the Company or any of the Subsidiaries. Based upon the aforementioned internal review and surveys of the Outside Parties as of the date of this Agreement, the Year 2000 Problem has not resulted in, and is not reasonably expected to have, a Material Adverse Effect.

DD.       Internal Controls and Procedures.  The Company maintains accurate books and records and internal accounting controls that provide reasonable assurance that (i) all transactions to which the Company or each of the Subsidiaries is a party or by which its properties are bound are executed with management's authorization; (ii) the reported accountability of the Company's and the Subsidiaries' assets is compared with existing assets at regular intervals; (iii) access to the Company's and the Subsidiaries' assets is permitted only in accordance with management's authorization and (iv) all transactions to which any of the Company and the Subsidiaries is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

EE.        Payments and Contributions.  Neither the Company nor any of its
Subsidiaries nor any of their respective directors, officers or, to their respective knowledge, other employees has (i) used any company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

FF.        No Misrepresentation.  No representation or warranty of the Company contained in this Agreement or any of the other Documents, any schedule, annex or exhibit hereto or thereto or any agreement, instrument or certificate furnished by the Company to Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

GG.        Finder's Fee.  There is no finder's fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Buyer is liable or responsible.

IV.        CERTAIN COVENANTS AND ACKNOWLEDGMENTS

A. Restrictive Legend. Buyer acknowledges and agrees that, upon issuance pursuant to this Agreement, the Securities (including any Interest Shares, Conversion Shares or the Warrant Shares) shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Interest Shares, the Warrant Shares and the Conversion Shares until such legend has been removed):

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

B. Filings. The Company shall make all necessary Commission Filings and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to Buyer as required by all applicable Laws, and shall provide a copy thereof to Buyer promptly after such filing.

C. Reporting Status. So long as Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

D. Use of Proceeds. The Company shall use the proceeds from the sale of the Securities (net of amounts paid by the Company for Buyer's out-of-pocket costs and expenses, whether or not accounted for or incurred in connection with the transactions contemplated by this Agreement (including the fees and disbursements of Buyer's legal counsel), and finder's fees in connection with such sale) solely for general corporate and working capital purposes.

E. Listing. Except to the extent the Company lists its Common Stock on The New York Stock Exchange, The American Stock Exchange or The Nasdaq Stock Market, the Company shall use its best efforts to maintain its listing of the Common Stock on OTCBB. If the Common Stock is delisted from OTCBB, the Company will use its best efforts to list the Common Stock on the most liquid national securities exchange or quotation system that the Common Stock is qualified to be listed on.

F. Reserved Conversion Shares. The Company at all times from and after the date hereof shall have such number of shares of Common Stock duly and validly authorized and reserved for issuance as shall be sufficient for the conversion in full of, and the payment of interest on, the Debenture and the exercise in full of the Warrant.

G. Right of First Refusal. If, during the period commencing on the date hereof and ending three years after the Closing Date (the "Right of First Refusal Period"), the Company should propose (the "Proposal") to issue debt or equity securities convertible into Common Stock at one or more floating, variable or otherwise adjustable (including, without limitation, price reset provisions) conversion or exercise prices (each a "Right of First Refusal Security" and collectively, the "Right of First Refusal Securities"), then, in each case, the Company shall be obligated to first offer such Right of First Refusal Securities to Buyer on the terms set forth in the Proposal (the "Offer") and Buyer shall have the right, but not the obligation, to accept the Offer on such terms. The Company shall provide written notice to Buyer of any Proposal, setting forth in full the terms and conditions thereof, and Buyer shall then have five (5) business days to accept or reject the Offer in writing. If the Company issues any Right of First Refusal Securities during the Right of First Refusal Period but fails to: (i) notify Buyer of the Proposal, (ii) offer Buyer the opportunity to complete the transaction as set forth in the Proposal or
(iii) enter into and consummate an agreement to issue such Right of First Refusal Securities to Buyer on the terms and conditions set forth in the Proposal, after Buyer has accepted the Offer, then the Company shall pay to Buyer, as liquidated damages, an amount equal to ten percent (10%) of the amount paid to the Company for such Right of First Refusal Securities. The foregoing Right of First Refusal is and shall be senior in right to any other right of first refusal issued by the Company to any other Person.

H. Information. Each of the parties hereto acknowledges and agrees that Buyer shall not be provided with, nor be given access to, any material non-public information relating to the Company or any of the Subsidiaries.

I. Exemption from Investment Company Act. The Company shall conduct its business, and shall cause the Subsidiaries to conduct their businesses, in such a manner that neither the Company nor any Subsidiary shall become an "investment company" within the meaning of the Investment Company Act.

J. Accounting and Reserves. The Company shall maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true, and correct entries shall be made of its transactions, all in accordance with GAAP applied on consistent basis through all periods, and shall set aside on such books for each fiscal year all such reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

K.        Transactions with Affiliates.   Neither the Company nor any of its
Subsidiaries shall, directly or indirectly, enter into any transaction or agreement with any stockholder, officer, director or Affiliate of the Company or family member of any officer, director or Affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as such term is hereinafter defined) and (ii) on terms no less favorable to the Company or the applicable Subsidiary than those obtainable from a nonaffiliated person. A "Disinterested Director" shall mean a director of the Company who is not and has not been an officer or employee of the Company and who is not a member of the family of, controlled by or under common control with, any such officer or employee.

L.        [Intentionally omitted.]

M. Certain Restrictions. So long as the Debenture is outstanding, no dividends shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any capital stock of the Company, nor shall any capital stock of the Company be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or any Subsidiary or pursuant to the Put and Call Agreements listed on Schedule III.A.I. to which family members
                                      -----------------
and relatives of Robert C. Silzer are a party), for any consideration by the Company, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock.

N. Transfer Agent. If requested by Buyer, the Company shall replace the then Transfer Agent for the Common Stock with a Transfer Agent designated by Buyer.

V.        TRANSFER AGENT INSTRUCTIONS

A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Article V and customary stop transfer instructions prior to the registration and sale of the Common Stock pursuant to an effective Securities Act registration statement shall be given to its transfer agent for the Common Stock and that the Conversion Shares, the Interest Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing contained in this Section V.A. shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock. If, at any time, Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of the resale by Buyer of such Common Stock is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Common Stock and promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

B. Buyer shall have the right to convert the Debenture by telecopying an executed and completed Conversion Notice (as such term is defined in the Debenture) to the Company. Each date on which a Conversion Notice is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date (as such term is defined in the Debenture). The Company shall transmit the certificates evidencing the shares of Common Stock issuable upon conversion of the Debenture (together with a new debenture, if any, representing the principal amount of the Debenture not being so converted) to Buyer via express courier, by electronic transfer or otherwise, within three
(3) business days after receipt by the Company of the Conversion Notice (the "Delivery Date"). Within thirty (30) days after Buyer delivers the Conversion Notice to the Company, Buyer shall deliver to the Company the Debenture being converted.

C. Buyer shall have the right to purchase shares of Common Stock pursuant to exercise of the Warrant in accordance with its applicable terms. The last date that the Company may deliver shares of Common Stock issuable upon any exercise of Warrant is hereinafter referred to as the "Warrant Delivery Date."

D. The Company understands that a delay in the issuance of the shares of Common Stock issuable in lieu of cash interest on the Debenture or upon the conversion of the Debenture or exercise of the Warrant beyond the applicable Interest Payment Due Date (as such term is defined in the Debenture), Delivery Date or Warrant Delivery Date could result in economic loss to Buyer. As compensation to Buyer for such loss (and not as a penalty), the Company agrees to pay to Buyer for late issuance of Common Stock issuable in lieu of cash interest on the Debenture or upon conversion of the Debenture or exercise of the Warrant in accordance with the following schedule (where "No. Business Days" is defined as the number of business days beyond three (3) days from the Interest Payment Due Date, the Delivery Date or the Warrant Delivery Date, as applicable):

                                   Compensation For Each 50 Shares of Common
                                          Stock Issuable In Payment of
                                        Interest on or Conversion of the
                                         Debenture or Upon Exercise of
                                           Warrant Not Issued Timely
No. Business Days

                     1                              $ 2.50

                     2                                5.00

                     3                                7.50

                     4                               10.00

                     5                               12.50

                     6                               15.00

                     7                               17.50

                     8                               20.00

                     9                               22.50

                     10                              25.00

                 more than 10                 $25.00 + $10.00 for each business
                                              day late beyond 10 days

The Company shall pay to Buyer the compensation described above by the transfer of immediately available funds upon Buyer's demand. Nothing herein shall limit Buyer's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to Buyer. In addition to any other remedies which may be available to Buyer, in the event the Company fails for any reason to deliver such shares of Common Stock within three (3) business days after the relevant Interest Payment Due Date, Delivery Date or Warrant Delivery Date, as applicable, Buyer shall be entitled to rescind the relevant Conversion Notice or exercise of Warrant by delivering a notice to such effect to the Company whereupon the Company and Buyer shall each be restored to their respective original positions immediately prior to delivery of such Conversion Notice or exercise on delivery.

VI.       DELIVERY INSTRUCTIONS

     The Securities shall be delivered by the Company to the Escrow Agent pursuant to Section I.B. hereof on a "delivery-against-payment basis" at the Closing.

VII.      CLOSING DATE

     The date and time (the "Closing Date") of the issuance and sale of the Debenture and the Warrant (the "Closing") shall be the date hereof or such other date as shall be mutually agreed upon in writing. The issuance and sale of the Debenture and the Warrant shall occur on the Closing Date at the offices of the Escrow Agent. Notwithstanding anything to the contrary contained herein, the Escrow Agent shall not be authorized to release to the Company the Purchase Price or to Buyer the certificate(s) (I/N/O Buyer or I/N/O Buyer's nominee) evidencing the Debenture and the Warrant unless the conditions set forth in Sections VIII.C. and IX.G. have been satisfied.

VIII.     CONDITIONS TO THE COMPANY'S OBLIGATIONS

     Buyer understands that the Company's obligation to sell the Debenture and the Warrant on the Closing Date to Buyer pursuant to this Agreement is conditioned upon:

A.        Delivery by Buyer to the Escrow Agent of the Purchase Price;

B. The accuracy on the Closing Date of the representations and warranties of Buyer contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Buyer in all material respects on or before the Closing Date of all covenants and agreements of Buyer required to be performed by it pursuant to this Agreement on or before the Closing Date and

C. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

IX.       CONDITIONS TO BUYER'S OBLIGATIONS

     The Company understands that Buyer's obligation to purchase the Securities on the Closing Date pursuant to this Agreement is conditioned upon:

A. Delivery by the Company to the Escrow Agent of the Debenture and the Warrant (I/N/O Buyer or I/N/O Buyer's nominee);

B. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date, all of which shall be confined to Buyer by delivery of the certificate of the chief executive officer of the Company to that effect;

C. Buyer having received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to Buyer as to the matters set forth in Annex A;
                            -------

D. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the OTCBB, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions or (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof;

E. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeably could have a Material Adverse Effect;

F. The Company shall have delivered to Buyer (as provided in the Escrow Instructions) reimbursement of Buyer's reasonable out-of-pocket costs and expenses, whether or not accounted for or incurred in connection with the transactions contemplated by this Agreement (including the fees and disbursements of Buyer's legal counsel);

G. There shall not be in effect any Law, order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

H. Delivery by the Company of irrevocable instructions to the Company's transfer agent to reserve one million one hundred thousand (1,100,000) shares of Common Stock for issuance of the Conversion Shares, the Interest Shares and the Warrant Shares;

I. The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby, all without material cost to the Company and

J. Delivery by Robert C. Silzer of (i) a pledge agreement, in form and substance satisfactory to Buyer, pursuant to which Mr. Silzer pledges and otherwise grants to Buyer a security interest in all of his right, title and interest in certain securities (the "Pledge Shares") beneficially owned solely by Mr. Silzer which are exchangeable for one million (1,000,000) shares of Common Stock in the aggregate and (ii) the certificate(s) representing the Pledge Shares together with duly executed stock powers other instruments of transfer in form and substance satisfactory to Buyer.

K. Buyer shall have received such additional documents, certificates, payment, assignments, transfers and other delivers as it or its legal counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

X.        TERMINATION

A. Termination by Mutual Written Consent. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time prior to the Closing Date, by the mutual written consent of the Company and Buyer.

B. Termination by the Company or Buyer. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Company or Buyer if (i) the Closing shall not have occurred at or prior to 5:00 p.m., New York City time, on September 13, 2000 (the "Latest Closing Date"); provided, however, that the right to terminate this Agreement pursuant to this
--------  -------
Section X.B. shall not be available to that party whose failure to fulfill any of its obligations under this Agreement has been the cause of or has resulted in the failure of the Closing to occur at or before such time and date; provided,
                                                                     --------
further, however, that if the Closing shall not have occurred on or prior to the
-------  -------
Latest Closing Date, the Closing may only occur after the Latest Closing Date with the written consent of Buyer.

C. Termination by Buyer. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by Buyer at any time prior to the Closing Date, if (1) the

Company shall have failed to comply with any of its covenants or agreements contained in this Agreement, (ii) there shall have been a breach by the Company of any representation or warranty made by it in this Agreement, (iii) there shall have occurred any event or development, or there shall be in existence any condition, having or reasonably likely to have a Material Adverse Effect or (iv) the Company shall have failed to satisfy the conditions provided in Article IX.

D. Termination by the Company. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company at any time prior to the Closing Date, if (i) Buyer shall have failed to comply with any of its covenants or agreements contained in this Agreement or (ii) there shall have been a breach by Buyer of any representation or warranty made by it in this Agreement.

E. Effect of Termination. In the event of the termination of this Agreement pursuant to this Article X, this Agreement shall thereafter become void and have no effect, and neither party hereto shall have any liability or obligation to the other party hereto in respect of this Agreement, except that the provisions of Article XI, this Section X.E and Section X.F shall survive any such termination; provided, however, that neither party shall be released from
                  --------  -------
any liability hereunder if this Agreement is terminated and the transactions contemplated hereby abandoned by reason of (i) willful failure of such party to perform its obligations hereunder or (ii) any misrepresentation made by such party of any matter set forth herein.

F. Fees and Expenses of Termination. If this Agreement is terminated for any reason, the Company shall promptly reimburse Buyer for all of Buyer's reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement and the other Documents (including, without limitation, the fees and disbursements of Buyer's legal counsel).

XI.       SURVIVAL; INDEMNIFICATION

A. The representations, warranties and covenants made by each of the Company and Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

B. The Company hereby agrees to indemnify and hold harmless Buyer, its affiliates and their respective officers, directors, partners and members (collectively, the "Buyer Indemnitees") from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses") and agrees to reimburse Buyer Indemnitees for all out of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by Buyer Indemnitees and to the extent arising out of or in connection with:

     1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents;

     2. any failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by the Company pursuant to this Agreement or the other Documents;

     3. the purchase of the Debenture and the Warrant, the conversion of the Debenture, the payment of interest on the Debenture, the exercise of the Warrant, the consummation of the transactions contemplated by this Agreement and the other Documents, the use of any of the proceeds of the Purchase Price by the Company, the purchase or ownership of any or all of the Securities, the performance by the parties hereto of their respective obligations hereunder and under the Documents or any claim, litigation, investigation, proceedings or governmental action relating to any of the foregoing, whether or not Buyer is a party thereto or

     4. resales of the Common Shares by Buyer in the manner and as contemplated by this Agreement and the Registration Rights Agreement.

C. Buyer hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees") from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

     1. any misrepresentation, omission of fact or breach of any of Buyer's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by Buyer pursuant to this Agreement or the other Documents or

     2. any failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by Buyer pursuant to this Agreement or the other Documents.

D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Article XI (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Article XI is being sought (the "Indemnifying Party") of the commencement thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights or defenses by reason of such failure. In connection with any Claim as to which both the

Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

XII.      GOVERNING LAW

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state.

XIII.     SUBMISSION TO JURISDICTION

     Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and the other Documents. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in such courts by the mailing of copies of such process by registered or certified mail (return receipt requested), postage prepaid, at its address specified in Article XIX. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
XIV.      WAIVER OF JURY TRIAL

     TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

XV.       COUNTERPARTS; EXECUTION

     This Agreement may be executed in two (2) counterparts, each of which when so executed and delivered shall be an original, but both of which counterparts shall together constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on both parties hereto.

XVI.      HEADINGS

     The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

XVII.     SEVERABILITY

     In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

XVIII.    ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS

     This Agreement and the Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of such parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

XIX.      NOTICES

     Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

A.        if to the Company, to:

          Inforetech Wireless Technology Inc.
          Suite 214
          5500 - 152/nd/ Street
          Surrey, British Columbia
          Canada V3S-8E7
          Attention:   Robert C. Silzer
          Telecopier:  604.576.7401
          Telephone:   604.576.7442

          with a copy to:

          Holmes Greenslade
          1880-1066 West Hastings Street
          Vancouver, British Columbia
          Canada V6E 3X1
          Attention:   John W. Greenslade
          Telecopier:  604.688.0426
          Telephone:   604.688.7861

B.        if to Buyer, to:

          The Shaar Fund Ltd.
          c/o Levinson Capital Management, LLC
          Suite 1820
          2 World Trade Center
          New York, New York 10048
          Attention:   Sam Levinson
          Telecopier:  212.432.7771
          Telephone:   212.432.7711

          with a copy to:

          Herrick, Feinstein LLP

          2 Park Avenue
          New York, New York 10016
          Attention:   Irwin A. Kishner
          Telecopier:  212.592.1500
          Telephone:   212.592.1435

C.        if to the Escrow Agent, to:

          Herrick, Feinstein LLP
          2 Park Avenue
          New York, New York 10016
          Attention:   Irwin A. Kishner
          Telecopier:  212.592.1500
          Telephone:   212.592.1435

The Company, Buyer or the Escrow Agent may change the foregoing address by notice given pursuant to this Article XIX.

XX.       CONFIDENTIALITY

     Each of the Company and Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to
             --------  -------
information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act).

XXI.      ASSIGNMENT

     This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that Buyer may assign its rights and obligations
      --------  -------
hereunder, in whole or in part, to any affiliate of Buyer.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK.
                         NEXT PAGE IS SIGNATURE PAGE.]

     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered on the date first above written.

                              Inforetech Wireless Technology Inc.



                              By: ________________________________
                                  Name:
                                  Title:

                              The Shaar Fund Ltd.
                              By: Shaar Advisory Services N.V.



                              By: ________________________________
                                  Name:  Wim Langeveld
                                  Title: Managing Director

                                                                       EXHIBIT A
                                   DEBENTURE

                                                                       EXHIBIT B
                                    WARRANT

                                                                       EXHIBIT C
                              ESCROW INSTRUCTIONS

                                                                       EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT

                                                               SCHEDULE III.A.l.

                  EXERCISE, CONVERSION OR SUBSCRIPTION PRICES
             OF OPTIONS, WARRANTS, OTHER SECURITIES AND AGREEMENTS

   Type of Security       Exercise, Conversion or     Number of Shares  Expiry
     or Agreement        Subscription Price ($U.S.)   of Common Stock    Date
     ------------        --------------------------   ---------------    ----
         Option               1.00                    1,710,000         02.01.05
         Option               3.00                      150,000         02.01.05
         Option               7.00                      285,000         02.01.05
         Option               5.00                       60,000         07.12.02
         Warrant              2.00                      100,000         04.30.01
         Warrant              2.00                      200,000         05.01.01
         Warrant              2.00                      175,000         06.24.01
         Warrant              2.00                       50,000         07.19.01
         Warrant              2.00                      200,000         09.02.01
         Warrant              2.00                      100,000         10.18.01
         Warrant              2.00                       75,000         11.26.01
         Warrant              2.00                       10,000         11.30.01
         Warrant              2.00                       10,000         12.24.01
         Warrant              2.00                      300,000         12.31.01
         Warrant              2.00                      174,000         01.24.02
         Warrant              2.00                      330,000         01.31.02
         Warrant              4.00                       62,500         01.31.02
   Convertible Debenture      5.00                            *         11.08.00
   Convertible Debenture      1.00                      161,000         11.08.00
   Convertible Debenture      1.00                      136,280         11.08.00
   Convertible Debenture      1.00                           **

_____________________

     /1/ Convertible into 60,000 units, each unit consisting of a share of Common Stock and a warrant to acquire a share of Common Stock at an exercise price of $5.00 expiring on May 9, 2002.

     Convertible Note                ***        Variable     08.04.03
   Put and Call Agreements           N/A       6,902,030       N/A
   Subscription Agreements          4.50         222,223       N/A
   Consulting Agreements             N/A         170,750       N/A



_____________________

     /2/ Convertible into 100,000 units, each unit consisting of a share of Common Stock and a warrant to acquire a share of Common Stock at an exercise price of $2.00 expiring on the second anniversary of the date of its issuance.

     /3/ Conversion price is equal to the lesser of (i) $5.25 and (ii) 75% of the average closing bid prices of a share of Common Stock on the OTC Bulletin Board for the three (3) trading days included within the ten (10) trading day period immediately preceding the date of conversion.

                                                               SCHEDULE III.A.3.

                  PREEMPTIVE, SUBSCRIPTION, "CALL," RIGHT OF
                        FIRST REFUSAL OR SIMILAR RIGHTS


     The Put and Call Agreements, Subscription Agreements and Consulting Agreements set forth on Schedule III.A.1. are hereby incorporated herein by
                        -----------------
reference.

                                                               SCHEDULE III.A.4.

                                 SUBSIDIARIES


     Name                                Type of Entity
     ----                                --------------

Inforetech Golf Technology 2000 Inc.     Canadian federal company


     The Company is in the process of forming a Jersey, Channel Island company ("Newco") as a wholly-owned subsidiary of Inforetech Golf Technology 2000 Inc. Newco will be granted certain international intellectual property rights by Inforetech Golf Technology 2000 Inc.

                                                               SCHEDULE III.A.5.

                                 MINUTES

  Date                        Description
  ----                        -----------

02.01.00              Share exchange from Inforetech 2000 to Inforetech Wireless

07.12.00              Loan to Inforetech 2000 from Boffo Investment Corp. for
                      $200,000 (Cdn.)

06.13.00              Issuance of shares of O'Donnell Sports Consultants Inc.
                      pursuant to a Consulting Agreement with Inforetech 2000

05.10.00 Cameron Truesdell exercise of option to purchase 100,000 Class A Voting Common Shares

01.24.00              Allotment and issuance of shares to Silzer family

03.27.00              Verification resolution of Signature Stock Transfer, Inc.
                      being appointed transfer agent for Inforetech Wireless

                                                                 SCHEDULE III.C.

                       ISSUANCES AND SALES OF SECURITIES
                            SINCE DECEMBER 31, 1999



-----------------------------------------------------------------------------------------------------------------
             Name                   Number       Type of      Value or nature   Total Class      Issued Capital
                                                 Security     of transaction    A shares
                                                                                issuable on
                                                                                exercise of
                                                                                warrants
-----------------------------------------------------------------------------------------------------------------
                                                                                               December 31, 1999
                                                                                               6,156,000
                                                                                               Class A
-----------------------------------------------------------------------------------------------------------------

Robert C. Silzer, Sr.               4,470,750  Class B
-----------------------------------------------------------------------------------------------------------------

Madj Silzer                           525,000  Class B
-----------------------------------------------------------------------------------------------------------------

Robert C Silzer, Jr.                  525,000  Class B
-----------------------------------------------------------------------------------------------------------------

Tracy Silzer                          525,000  Class B
-----------------------------------------------------------------------------------------------------------------

Brent Silzer                          525,000  Class B
-----------------------------------------------------------------------------------------------------------------

Larry Silzer                          525,000  Class B
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------


Darrell P. Cecil                       16,250  Class A       Consulting                        6,172,250
                                                             Agreement -
                                                             nominal
                                                             consideration
-----------------------------------------------------------------------------------------------------------------

O'Donnell Sports Consultants           13,000  Class A       Consulting                        6,185,250
                                                             Agreement -
                                                             nominal
                                                             consideration
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
             Name                   Number       Type of      Value or nature         Total Class      Issued Capital
                                                 Security     of transaction          A shares
                                                                                      issuable on
                                                                                      exercise of
                                                                                      warrants
-----------------------------------------------------------------------------------------------------------------------
Jerry Smith                           375,000  Class A       Originally                                 6,560,250
                                                             Transfer from
                                                             Robert C. Silzer
-----------------------------------------------------------------------------------------------------------------------

Gregory Carpenter                      50,000  Class A                $ 50,000               75,000     6,610,250
                                       75,000  Warrant
-----------------------------------------------------------------------------------------------------------------------

Gregory Carpenter                     125,000  Class A                $175,000                          6,735,250
-----------------------------------------------------------------------------------------------------------------------

Cameron Truesdell                     100,000  Class A                $100,000              175,000     6,835,250
                                      100,000  Warrant
-----------------------------------------------------------------------------------------------------------------------

Sphere Solid Waste II, Inc            200,000  Class A                $200,000              375,000     7,035,250
                                      200,000  Warrant
-----------------------------------------------------------------------------------------------------------------------

Dennis Hopkins                         25,000  Class A                $ 25,000              400,000     7,060,250
                                       25,000  Warrant
-----------------------------------------------------------------------------------------------------------------------

The Huey Family Trust                  25,000  Class A                $ 25,000              425,000     7,085,250
                                       25,000  Warrant
-----------------------------------------------------------------------------------------------------------------------

Kelila Family LP                       50,000  Class A                $ 50,000              475,000     7,135,250
                                       50,000  Warrant
-----------------------------------------------------------------------------------------------------------------------

Geoffrey Perr                          25,000  Class A                $ 25,000              500,000     7,160250
                                       25,000  Warrant
-----------------------------------------------------------------------------------------------------------------------

Edward Urquart                         50,000  Class A                $ 50,000              550,000     7,210,250
                                       50,000  Warrant
-----------------------------------------------------------------------------------------------------------------------

Bruce Roskin                           50,000  Class A                $ 50,000              600,000     7,260,250
                                       50,000  Warrant
-----------------------------------------------------------------------------------------------------------------------

James Brown                            10,000  Class A                $ 10,000              610,000     7,270,250
                                       10,000  Warrant                Placement fee
                                                                      Inforetech 2000
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

Name                        Number          Type of         Value or nature        Total Class    Issued Capital
                                            Security        of transaction         A Shares
                                                                                   issuable on
                                                                                   exercise of
                                                                                   warrants
-----------------------------------------------------------------------------------------------------------------
 Abacus                     20,000          Class A         $20,000                               7,290,250
 Capital                                                    Loan fee
                                                            Inforetech 2000
-----------------------------------------------------------------------------------------------------------------

 Base Capital               100,000         Class A         $100,000               710,000        7,390,250
                            100,000         Warrant         Loan
                                                            conversion
                                                            Inforetech 2000
-----------------------------------------------------------------------------------------------------------------

 Base Capital               10,000          Class A         $10,000                720,000        7,400,250
                            10,000          Warrant         Loan fee
-----------------------------------------------------------------------------------------------------------------

 Cameron                    100,000         Class A         $100,000                              7,500,250
 Truesdell
-----------------------------------------------------------------------------------------------------------------

 Cameron                    166,667         Class A         $125,000                              7,666,917
 Truesdell
-----------------------------------------------------------------------------------------------------------------

 Vince                      67,666          Class A         $50,000                               7,734,583
 Abalini                                                    Inforetech 2000
-----------------------------------------------------------------------------------------------------------------

 Otto Boffo                 825,000         Class A         $250,000                              8,559,583
                                                            Inforetech 2000
-----------------------------------------------------------------------------------------------------------------

 Bruno                      67,666          Class A         $50,000                               8,627,249
 Bennedet                                                   Inforetech 2000
-----------------------------------------------------------------------------------------------------------------

 Bryan Dear                 150,000         Class A         $45,000                870,000        8,777,249
                            150,000         Warrant         Inforetech 2000
-----------------------------------------------------------------------------------------------------------------

 Jerry Smith                24,000          Class A         $24,000                894,000        8,801,249
                            24,000          Warrants
-----------------------------------------------------------------------------------------------------------------

 SDA List                   133,333         Class A         $99,750                               8,934,582
 Brokers
-----------------------------------------------------------------------------------------------------------------

 TMR                        300,000         Class A         $300,000               1,194,000      9,234,582
 Investments 2              300,000         Warrant         Inforetech 2000
 LLC                                                        Debt conversion
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

 Name                       Number          Type of         Value or nature        Total Class    Issued Capital
                                            Security        of transaction         A Shares
                                                                                   issuable on
                                                                                   exercise of
                                                                                   warrants
-----------------------------------------------------------------------------------------------------------------
 TMR                        230,000         Class A         $230,000               1,624,000      9,464,582
 Investments 1              430,000         Warrant         Inforetech 2000
 LLC                                                        Debt
                                                            Conversion
-----------------------------------------------------------------------------------------------------------------

 Holmes                     100,000         Class A         $100,000               1,724,000      9,564,582
 Greenslade                 100,000         Warrant         Inforetech 2000
                                                            Debt
                                                            Conversion
-----------------------------------------------------------------------------------------------------------------

 Holmes                     62,500          Class A         $125,000               1,786,500      9,627,082
 Greenslade                 62,500          Warrant         Inforetech 2000
                                                            Debt
                                                            Conversion
-----------------------------------------------------------------------------------------------------------------

 Private                    375,000         Class A         $4.00                                 10,002,082
 Placement                  400,000         Class A         $4.13                                 10,402,082
-----------------------------------------------------------------------------------------------------------------

 Placement fee              100,000         Class A         $4.00                                 10,502,082
-----------------------------------------------------------------------------------------------------------------

                            100,000         Class A         $100,000                              10,602,082
                                                            Warrant
                                                            exercise
-----------------------------------------------------------------------------------------------------------------

 Vindemiola                 193,720         Class A         Debt conversion                       10,795,802
-----------------------------------------------------------------------------------------------------------------

 Tracy Silzer               193,720         Class A         Put                                   10,989,522
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

 Current Total                                                                     1,786,500      10,989,522
 Issued
-----------------------------------------------------------------------------------------------------------------

 Terry                      222,223         Class A         Subscription
 Matthews                                                   Agreement
-----------------------------------------------------------------------------------------------------------------


Notes:
1. With the exception of the debt settlement with Holmes Greenslade and the subscription agreements, all of the above transactions were provided for in the original Share Exchange and Finance Agreement among the Silzer Family, Mercer Capital and

     Inforetech Wireless. The dollar value was based upon the historic agreements in Inforetech 2000.
2.   The table does not include grants of Options that are described in Schedule
                                                                        --------
     III.A.1.
     --------
3. The shares under the subscription agreement with Terry Mathews have not yet been issued.
4. With the exception of warrants for 62,500 Class A shares @ $4.00 issued to Holmes Greenslade, all warrants for Class A shares are exercisable at $2.00.
5.   In addition to the above, Inforetech Wireless issued a Convertible Loan
     Agreement: $300,000 at 12% due November 8, 2000. Convertible until due date into units at $5.00. Each unit consists of Class A share and warrant to buy Class A share until May 9, 2002 at $5.00.

                                                                 SCHEDULE III.O.

                          RELATED PARTY TRANSACTIONS


1.   Put and Call Agreements with the Silzer Family.

2. The Company entered into an Amendment and Assumption Agreement with Inforetech Golf Technology 2000 Inc. and RCS Financial Group Inc. pursuant to which the Company assumed the liability of Inforetech Golf Technology 2000 Inc. to RCS Financial Group Inc. and agreed to replace the conversion right into Inforetech Golf Technology 2000 Inc. shares with a conversion right into shares of Common Stock. RCS Financial Group Inc. is owned and controlled by Robert C. Silzer.

3. Loan agreements with Robert C. Silzer and Larry Silzer, individually, pursuant to which they have individually advanced loans to the Company or Inforetech Golf Technology 2000 Inc..

                                                                 SCHEDULE III.Q.

                            SECURITIES LAW MATTERS


1.   Augustine Fund, L.P. - $1,000,000 8% Convertible Note

2.   Swordfish Capital Corp. - $300,000 Convertible Note

3.   Jean Michael and Dixie Diane Johnson - $100,000 10% Convertible Note

4. In addition to the above, Inforetech Golf Technology 2000 Inc. issued certain convertible notes during 1999 prior to the merger with the Company.

                                                                 SCHEDULE III.T.

                                 ERISA MATTERS

     None.

                                                                 SCHEDULE III.V.

                                   PROPERTY

     The Company and Inforetech Golf Technology 2000 Inc. have granted certain security interests under the Personal Property Security Act of British Columbia, Canada in respect of the indebtedness described below:

--------------------------------------------------------------------------------------------------------------------------------
REG.                    EXPIRY      SECURED PARTY                        BASE DEBTOR                GENERAL
DATE                    DATE                                                                        COLLATERAL
--------------------------------------------------------------------------------------------------------------------------------
Nov 6/98                Nov 6/03    Bank of Montreal                     Inforetech Golf            All presently owned and
                                    Cloverdale 5711 176A Street          Technology 2000 Inc.       after acquired personal
                                    Surrey, B.C.  V3S 6S6                                           property (other than
                                                                                                    consumer goods).
--------------------------------------------------------------------------------------------------------------------------------
Jan 28/99              Jan 28/03    National Leasing Group Inc.          Inforetech Golf            1-Comdial 816 telephone
                                    1558 Willson Place                   Technology 2000 Inc.       system & tesin of AT&T
                                    Winnipeg, MB  R3T 0Y4                (Ind. Debtor:  Silzer,     system; 1-red oak reception
                                                                         Robert)                    desk, traditional desk,
                                                                                                    credenza & hutch;
                                                                                                    1-traditional arm tilter
                                                                                                    chair, blue; 1-arm chairs,
                                                                                                    blue
--------------------------------------------------------------------------------------------------------------------------------
Feb 10/99              Feb 10/03    National Leasing Group Inc.          Inforetech Golf            1-3 piece star work;
                                    1558 Willson Place                   Technology 2000 Inc.       1-matching hutch; 1-leather
                                    Winnipeg, MB  R3T 0Y4                (Ind. Debtor:  Silzer,     chair; 1-corner unit
                                                                         Robert)                    w/keyboard-gry mat; 1-66"
                                                                                                    bullet top w/gable gry mat;
                                                                                                    1-325 series B/F ped -
                                                                                                    storm grey; 1-global 3 drw
                                                                                                    lateral file blk; 1-2dr
                                                                                                    lateral file cabinet; 2-star
                                                                                                    executive desk 72' x 20',
                                                                                                    72" x 36"
--------------------------------------------------------------------------------------------------------------------------------
Mar 4/99               Mar 4/03     North Shore Credit Union             Inforetech Golf            All debtors present and
                                    1567 Marine Drive                    Technology 2000 Inc.       after acquired computer
                                    West Vancuover, B.C.                                            equipment together with all
                                    V7V 1Y9                                                         attachments, accessories,
                                                                                                    accessions, replacements,
                                                                                                    substitutions, additions
                                                                                                    and improvements thereto
                                                                                                    and all proceeds that are
                                                                                                    goods, intangibles,
                                                                                                    securities, documents of
                                                                                                    title, chattel paper,
                                                                                                    instruments, or money (and
                                                                                                    terms used herein that are
                                                                                                    defined in the Personal
                                                                                                    Property Security Act of
                                                                                                    British Columbia have those
                                                                                                    defined meanings).
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Sep 20/99              Sep 20/02    Copelco Capital Ltd.                 Inforetech Golf            1-Pentium II 400 MHZ
                                    P.O. Box 37 Station A                Technology 2000 Inc.       computer; 1-HP Kayak XA6
                                    Mississauga, ON  L5A 2Y9                                        PII 400 Computer c/w V-90
                                                                                                    internal modem; 64MD PC 100
                                                                                                    SD RAM; 1-HP 2100TN Laser
                                                                                                    printers c/w 2/nd/ tray;
                                                                                                    3-tatung 19" monitors;
                                                                                                    3-intel celeron 400MHZ
                                                                                                    computer c/w 128MB PC-100
                                                                                                    SD RAM; 1-acer 56K V-90
                                                                                                    external modem with all
                                                                                                    attachments, accessories
                                                                                                    and proceeds thereof.
--------------------------------------------------------------------------------------------------------------------------------
Oct 18/99              Oct 18/06    Newcourt Financial Ltd.              Inforetech Golf            1-Canon NP6030 photocopier
                                    5035 South Service Road              Technology 2000 Inc.       system SN: NRD29289;
                                    Burlington, ON  L7R 4C8                                         1-Canon NP6025 photocopier
                                                                                                    system SN: NBV11332
                                                                                                    together with all
                                                                                                    attachments, accessories,
                                                                                                    accessions, replacements,
                                                                                                    substitutions, additions
                                                                                                    and improvements thereto
                                                                                                    and all proceeds in any
                                                                                                    form derived directly or
                                                                                                    indirectly from any dealing
                                                                                                    with the collateral.


--------------------------------------------------------------------------------------------------------------------------------
Feb 28/00              Feb 28/03    Dell Financial Services Canada       Inforetech Golf            All dell computer equipment
                                    Limited                              Technology 2000 Inc.       and peripherals wherever
                                    155 Gordon Baker Road, Suite 5                                  located heretofore or
                                    North York, ON  M2H 3N5                                         hereafter leased to debtor
                                                                                                    by secured party pursuant
                                                                                                    to an equipment lease
                                                                                                    together with all
                                                                                                    substitutions, additions,
                                                                                                    accessions and replacements
                                                                                                    thereto and thereof now and
                                                                                                    hereafter installed in,
                                                                                                    affixed to, or used in
                                                                                                    conjunction with such
                                                                                                    equipment and proceeds
                                                                                                    thereof together with all
                                                                                                    rental or instalment
                                                                                                    payments, insurance
                                                                                                    proceeds, other proceeds
                                                                                                    and payments due or to
                                                                                                    become due and arising from
                                                                                                    or relating to such
                                                                                                    equipment.  Proceeds:  all
                                                                                                    present and after-acquired
                                                                                                    personal property
--------------------------------------------------------------------------------------------------------------------------------
Mar 5/00               May 3/03     Copelco Capital Ltd.                 Inforetech Golf            1-FXCBX main cabinet,
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                    P.O. Box 37 Station A                Technology 2000 Inc.       FXCPU-1 Central Proc. Unit
                                    Mississauga, ON  L5A 2Y9                                        card FXSRV-1 services card;
                                                                                                    1-FXSW-1 systems software;
                                                                                                    2-FXSDS-16 16 Port digital
                                                                                                    stn cards; FXLDS-16 Port
                                                                                                    analog stn card; 1-FXLDS-16
                                                                                                    Port analog trunk card;
                                                                                                    IB64X impact 64 line
                                                                                                    console 10-8312S impact SCS
                                                                                                    12 line LCD speakerphones;
                                                                                                    1-NTD4H-S04 port SML office
                                                                                                    NT voice processing system
                                                                                                    with all attachments,
                                                                                                    accessories and proceeds
                                                                                                    thereof.
--------------------------------------------------------------------------------------------------------------------------------
May 29/00              May 29/2002  Swordfish Capital Corp.              Inforetech Golf            All present and after
                                    P.O. Box 70, Palm Chambers           Technology                 acquired property.
                                    Road Town, Tortola BVI
--------------------------------------------------------------------------------------------------------------------------------
Jun 5/00               Jun 5/04     Heller Financial Canada Ltd.         Inforetech Golf            All goods supplied before
                                    1075 North Service Rd. W. Suite 27   Technology Inc.            or hereafter by secured
                                    Oakville, ON  L6M 2G2                (Ind. Debtor:  Silzer,     party, all parts and
                                                                         Robert)                    accessories therefore and
                                                                                                    accessions thereto and all
                                                                                                    proceeds thereof.
--------------------------------------------------------------------------------------------------------------------------------
Jul 18/00              Jul 18/01    Boffo Investment Corp.               Inforetech Golf            All moneys, up to an
                                    201 - 4695 East Hastings St.         Technology 2000 Inc.       aggregate of principal and
                                    Burnaby, B.C.  V5C 2K6                                          interest outstanding under
                                                                                                    a loan made by the secured
                                                                                                    party to the debtor, owing
                                                                                                    and payable or hereafter
                                                                                                    owing and payable by the
                                                                                                    Federal Government of
                                                                                                    Canada, including any
                                                                                                    agency thereof, in regard
                                                                                                    to a rebate of moneys that
                                                                                                    were expended by the debtor
                                                                                                    on scientific research and
                                                                                                    development.
--------------------------------------------------------------------------------------------------------------------------------

                                                                 SCHEDULE III.W.

                             INTELLECTUAL PROPERTY

     Vindemiola Limited has transferred to Inforetech Golf Technology 2000 Inc. certain intellectual property rights owned by Vindemiola Limited which are utilized in the inFOREmer 2000 technology. Vindemiola Limited is entitled to a royalty on the sale of the handsets utilized for golf and has retained a license to such intellectual property rights for non-golf applications.

     Optimal Recreation Solutions, LLP and its affiliates hold domestic and international patents for a "Golf Distance Measuring Systems and Method" which are currently the subject of a litigation not involving the Company regarding the validity of such patents. If the validity of the aforesaid patents is upheld, the Company may be required to become a licensee of Optimal Recreation Solutions, LLP. In such event, the Company will be able to obtain a license from Optimal Recreation Solutions, LLP on commercially reasonable terms.

                                                                 SCHEDULE III.Y.


                              REGISTRATION RIGHTS



                                     Type of                  Number of Shares
          Name                  Registration Right            of Common Stock
          ----                  ------------------            ---------------

Abacus Capital LLC            "Piggy-back"                       20,000

TMR Investments 1 LLC         "Piggy-back"                      460,000*

Augustine Fund, L.P.          Demand and "Piggy-back"         1,100,000

TMR Investments 1 LLC         "Piggy-back"                      200,000


________________

     /4/  Issuable upon exercise of certain warrants.

                                                                         ANNEX A


                                FORM OF OPINION


     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company owns or leases properties or conducts business, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect, and has all requisite corporate power and authority to own its properties and conduct its business as described in the Commission Filings.

     2. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock and (ii) 10,000,000 shares of Class B Special Voting Non-Equity Common Stock, par value $0.001 per share.

     3. When delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Documents, the Securities will be duly authorized and validly issued, fully paid and nonassessable.

     4. The Company has the requisite corporate power and authority to enter into the Documents and to sell and deliver the Securities as described in the Documents; each of the Documents has been duly and validly authorized by all necessary corporate action by the Company; each of the Documents has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally.

     5. Except as set forth on the Schedules to the Securities Purchase Agreement, the execution and delivery by the Company of the Documents, the issuance of the Securities and the consummation by the Company of the other transactions contemplated thereby do not, and compliance with the provisions of the Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Articles of Incorporation or By-Laws of the Company, in each case as amended to the date of the Securities Purchase Agreement, or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit known to us and applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) any Law applicable to, or, to the best of our knowledge, any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its Subsidiaries or any of their respective properties or assets. To the best of our knowledge, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance by the Company of the Documents or the consummation by the Company of the transactions contemplated thereby.

     6. When issued, the Debenture and the Warrant shall be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws. The Conversion Shares, Interest Shares and Warrant Shares issuable upon conversion, payment of interest or exercise, respectively, of the Debenture and the Warrant, respectively, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

     7. Based on Buyer's representations contained in the Securities Purchase Agreement, the offer and sale of the Debenture and the Warrant are exempt from the registration requirements of the Securities Act.

     8. To the best of our knowledge, other than as described in the Commission Filings, there are no outstanding options, warrants or other securities exercisable or convertible into Common Stock of the Company.

     9. There is no action, suit, claim, inquiry or investigation pending or, to the best of our knowledge, threatened by or before any court or public or governmental authority which, if determined adversely to the Company, would have a Material Adverse Effect.

     10. Neither the Company nor any of its Subsidiaries is, or will be after the consummation of the transactions contemplated by the Securities Purchase Agreement and the other Documents and the use of the proceeds from the sale of the Securities, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     11. The securities, instruments and other documents listed on Schedule 2.1 and Schedule 2.3 to the Pledge Agreement dated as of August 4, 2000 (the "Pledge
                                                                          ------
Agreement") made by Robert C. Silzer to Buyer are the only securities,
---------
instruments and documents required in order to exchange or otherwise convert the Units (as such term is defined in the Pledge Agreement) covered by the Pledge Agreement into shares of Common Stock.